As filed with the Securities and Exchange Commission on August 4, 2017

Registration No. 333-206213

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ILLINOIS TOOL WORKS INC.

(Exact name of registrant as specified in its charter)

Delaware	36-1258310
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

155 Harlem Avenue

Glenview, Illinois 60025

(847) 724-7500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Janet O. Love

Deputy General Counsel and Assistant Secretary

Illinois Tool Works Inc.

155 Harlem Avenue

Glenview, Illinois 60025

(847) 724-7500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kimberly K. Rubel

Drinker Biddle & Reath LLP

191 N. Wacker Drive, Suite 3700

Chicago, Illinois 60606-1698

(312) 569-1000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer:	☒	Accelerated filer:	☐

Non-accelerated filer:	☐ (Do not check if a smaller reporting company)	Smaller reporting company:	☐

		Emerging growth company:	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This post-effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-206213) of the registrant filed with the Securities and Exchange Commission on August 7, 2015 (the “Registration Statement”) hereby amends the Registration Statement to deregister any securities registered pursuant to the Registration Statement and not otherwise sold thereunder.

In accordance with the registrant’s undertaking in Section 2, Item 17 of the Registration Statement, the registrant is deregistering by means of this post-effective amendment any securities remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Glenview, State of Illinois, on August 4, 2017.

ILLINOIS TOOL WORKS INC.

By:	/s/ E. Scott Santi
E. Scott Santi
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this August 4, 2017:

Signature	Title

/s/ E. Scott Santi E. Scott Santi	Chairman and Chief Executive Officer, Director (Principal Executive Officer)

/s/ Michael M. Larsen Michael M. Larsen	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Randall J. Scheuneman Randall J. Scheuneman	Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Daniel J. Brutto	Director

* Susan Crown	Director

* James W. Griffith	Director

Director
Jay L. Henderson

* Richard H. Lenny	Director

* James A. Skinner	Director

* David B. Smith, Jr.	Director

* Pamela B. Strobel	Director

* Kevin M. Warren	Director

* Anré D. Williams	Director

*By:	/s/ Michael M. Larsen
Michael M. Larsen, Attorney-in-Fact

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